Exhibit (c)(6)

Deutsche Bank CONFIDENTIAL Corporate & Investment Bank Project Pine Valuation Update February 5, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Discussion agenda 1 Situation update 2 Summary of Pine Management financial projections 3 Preliminary valuation summary 4 Discussion of alternatives 5 Tactical considerations and next steps Deutsche Bank Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 1 Situation update

Situation recap and key matters for discussion (1/2) Jan 9: Submission of joint proposal by Stone Point Capital and the controlling family stockholders to acquire all of the outstanding common shares of AmTrust Financial Services (the Company or Pine) that are not currently owned or controlled by the family stockholders for $12.25 per share (the Initial Proposal) Summary timeline prior to Jan 10: Announcement of formation of the Special Committee (SC) to consider the Initial Proposal on behalf of the Companys minority advisor engagement shareholders and announcement of Willkie Farr & Gallagher (Willkie) as legal advisor to the SC Jan 19: Announcement of Deutsche Bank (DB) as financial advisor to the SC and Bank of America (BAML) as financial advisor to the Company Review of virtual data room of content provided to potential buyers and SC Discussions with Company CFO and Deputy CFO regarding business, accounting and financial matters Due diligence activity by SC Discussions with Company actuary regarding reserves and advisors Discussion with Company treasury and finance team regarding current and projected liquidity Discussion with Companys external auditor (KPMG) regarding reserves and timing of 2017 audit Update on various litigation matters from Willkie Continued due diligence activity, including meetings with Pine management Potential buyer activity Clarification discussion with legal representatives of buyer group (Skadden Arps and Paul Weiss) regarding the Initial Proposal Deutsche Bank 1 Corporate & Investment Bank

Situation recap and key matters for discussion (2/2) Due diligence of Case 1 and Case 2 projections with Pine management (CEO and CFO) Review of preliminary Pine Benchmarking analysis of Case 1 and Case 2 relative to research views and industry peers management projections Preliminary valuation analyses included in this discussion Expected further updates to Q4 2017 and full-year 2017 results Briefing from IR department on public investor feedback Public investor feedback Received direct feedback from a number of public shareholders Stock continues to trade well above $12.25 offer price Stock trading activity VWAP since offer of $12.84; Current price of $12.85 (Feb 2) Deutsche Bank Note: Market data as of 2/2/2018. 2 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 2 Summary of Pine Management financial projections

Preliminary management projection summary Source: January 24, 2017 Management Projections (Case 1) January 31, 2017 Management Projections (Case 2) GPW: Grows by 5.7% in 2017E, 6.0% in 2018E, 4.5% in 2019E before GPW: Grows by 5.7% in 2017E, 2.5% in 2018E, 3.2% in 2019E before stabilizing at 5.0% in 2021E and 2022E stabilizing at 3.5% in 2021E and 2022E Topline growth Service and fee revenue: Grows by 8.5% in 2018E and then grows 5% Service and fee revenue: Grows by 8.5% in 2018 and then grows 3% YoY YoY in the remainder of the projection period in the remainder of the projection period Loss ratio: Improves from 79.1% (70.9% ex. prior year development or Loss ratio: Improves from 79.1% (70.9% ex. PYD) in 2017E to 68.5% in PYD) in 2017 to 67.2% in 2018, 66.8% in 2019E and then remaining at 2018E for the rest of the projection period Underwriting margin 66.6% for the rest of the projection period Expense ratio: Improves from 27.8% in 2017 to 27.2% in 2018E and then Expense ratio: Improves from 27.8% in 2017 to 27.0% in 2018E and gradually to 27.1% in 2022E then 10bps every year Investment yield: improves from 2.47% in 2017 to 2.60% in 2018E and Investment yield: improves from 2.47% in 2017E to 2.60% in 2018E and Investment yield then 10bps every year then 5bps every year Dividend per share: Grows every year by 5% from $0.70 per share in Dividend per share: Remains flat at $0.70 per share for the projection 2017E Capital management period Share repurchases: Start only in 2020E with $43mm and grow to Share repurchases: Start meaningfully ($23mm) only in 2022E $101mm in 2022E Pro forma recent Projections are pro forma for recent events such as Tecmo sale, ADC exhaustion and sale of personal lines policy management system to National transactions General Operating income and EPS(a): Nearly doubles operating income from Operating income and EPS(a): Operating income grows from $176mm in $244mm in 2018E to $441mm in 2022E, and operating EPS from $1.21 2018E to $263mm in 2022E, and operating EPS grow from $0.87 to $1.31 to $2.28 per share (at a CAGR of 17%) per share (at a CAGR of 11%) Summary impact Operating ROE: Improves from 1.8% in 2017 to 7.3% in 2018E and rises Operating ROE: Improves from 1.8% in 2017 to 5.4% in 2018E and rises to to 11.5% in 2022E 7.4% in 2022E BVPS and TBVPS(a): BVPS grows from $16.73 at 2017E YE to $21.24 in BVPS and TBVPS(a): BVPS grows from $16.73 at 2017E YE to $18.45 in 2022E whereas TBVPS grows from $12.44 to $17.62 in the same period 2022E whereas TBVPS grows from $12.44 to $15.00 in the same period Deutsche Bank (a) Preliminary valuation analysis adjusts EPS, BVPS and TBVPS to reflect 202mm fully diluted shares outstanding. 3 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Key differences between Case 1 and Case 2 over the projection period

Gross written premiums ($bn)



Annual growth:
5.7% 6.0% 4.5% 4.8% 5.0% 5.0%
5.7% 2.5% 3.2% 3.4% 3.5% 3.5%
CAGR ('17 – '22): 5.1%
CAGR ('17 – '22): 3.2%
$6.8 $6.8
$7.9 $7.9
$8.4 $8.4
$8.9 $8.6
$9.3 $8.9
$9.8 $9.2
$10.2 $9.5
$10.8 $9.8
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Underwriting profit ($mm)

	2015A	2016A	2017E	2018E	2019E	2020E	2021E	2022E
CR	90.8%	88.1%	98.7%	94.2%	93.7%	93.4%	93.3%	93.1%
LR	66.0%	61.8%	70.9%	67.2%	66.8%	66.6%	66.6%	66.6%
CR	90.8%	88.1%	98.7%	95.7%	95.7%	95.7%	95.7%	95.7%
LR	66.0%	61.8%	70.9%	68.5%	68.5%	68.5%	68.5%	68.5%



$340 $340
$296 $296
($351) ($351)
$316 $231
$354 $235
$389 $241
$416 $250
$445 $258
CAGR ('18 – '22): 9.0%
CAGR ('18 – '22): 2.9%
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

Operating EPS



Operating earnings ($mm):
$470 $409 $52 $244 $290 $343 $391 $441
$470 $409 $52 $176 $189 $212 $237 $263
CAGR ('18 – '22): 17.2%
CAGR ('18 – '22): 10.6%
$2.79$2.79
$2.34$2.34
$0.27$0.27
$1.21 $0.87
$1.44 $0.94
$1.71 $1.05
$1.98 $1.18
$2.28 $1.31
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

TBVPS



ROTE:
32.6% 32.0% 2.9% 9.7% 11.0% 12.2% 13.1% 13.9%
32.6% 32.0% 2.9% 4.7% 5.1% 6.0% 6.8% 7.6%
$8.20$8.20
$6.50$6.50
$12.44 $12.44
$13.07 $12.77
$13.90 $13.15
$14.92 $13.65
$16.15 $14.27
$17.62 $15.00
2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E

▪ Case 1 ▪ Case 2

Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

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Key differences between Case 1 and Case 2 in 2018 Impact to after-tax operating earnings $8.7 (13.0%) $57.6 (85.5%) $6.1 $0.0 $0.3 $5.3 (9.0%) 0.0% (0.5%) 7.9% $243.6 $176.3 Case 1 Gross written premium Loss ratio Expense ratio Service and fee income Investment income Other Case 2 Case 1 $8.9bn 67.2% 27.0% $40.9mm $280.7mm —Case 2 $8.6bn 68.5% 27.2% $40.9mm $280.3mm — Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 5 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Section 3 Preliminary valuation summary

Preliminary valuation framework
Overview of valuation methodologies considered

	Valuation levers	Description / Comments
Trading valuation	A Public trading multiples	– Analysis of trading multiples for Pine and peers[(a)] relative to Pine – Price / Earnings, Price / Book Value, Price / Tangible Book Value are considered – Regression of Price / Book Value to Return on Equity (on a stated and tangible basis) is also used – Applied to consensus research estimates, Case 1 and Case 2
DDM valuation	B Dividend discount model	– Discount future dividends and the calculated terminal equity value – Apply an appropriate discount rate reflecting the cost of equity for Pine and peers' relative to Pine – Sum-of the parts framework to separately value Tecmo (based on Pine estimate of $221.4mm of value as of 12/31/2017) – Applied to Case 1 and Case 2
M&A valuation	C Precedent insurance transactions	– Analysis of multiples paid in precedent change of control transactions – Price / Earnings, Price / Book Value, Price / Tangible Book Value are considered – Applied to consensus research estimates, Case 1 and Case 2 – Focus on targets with similar business mix (workers' comp intensive) as well as P&C businesses or sellers experiencing stress leading up to sale
M&A valuation	D Precedent minority squeeze-outs	– Review of precedent insurance minority squeeze-out bid premia relative to undisturbed price – Applied to unaffected stock price 1-day and 1-month prior to announcement, as well as 90-day VWAP
Reference metric	E Public market performance and research perspectives	– Current and recent stock price performance – Review of Wall Street analyst price targets

(a) Peers include AIZ, AMSF, AFG, AGII, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB.

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Preliminary valuation summary

	Valuation approach			Metric	Multiple Range	Indicative share price (low)	Indicative share price (high)
A	Trading valuation – Public trading multiples (2018E)	Pine - historical P/E ratio	Research consensus	$1.35	7.0x - 9.0x	$9.45	$12.15
			Case 1	$1.21	7.0x - 9.0x	$8.45	$10.87
			Case 2	$0.87	7.0x - 9.0x	$6.12	$7.86
		Peer P/E with Pine discount	Research consensus	$1.35	7.0x - 10.0x	$9.45	$13.50
			Case 1	$1.21	7.0x - 10.0x	$8.45	$12.08
			Case 2	$0.87	7.0x - 10.0x	$6.12	$8.74
		P/TBV regression (implied discount)	Case 1 (9.8% ROTE)	$12.09	0.72x - 1.06x	$8.68	$12.87
			Case 2 (7.1% ROTE)	$12.09	0.57x - 0.85x	$6.90	$10.23
		P/BV regression (implied discount)	Case 1 (7.3% ROE)	$16.26	0.56x - 0.84x	$9.16	$13.58
			Case 2 (5.4% ROE)	$16.26	0.44x - 0.66x	$7.21	$10.69
B	DDM valuation – Dividend discount model COE (12% -16%)	Case 1	Terminal P/E		6.0x - 10.0x	$10.67	$17.43
			Perpetuity growth		0.5% - 2.5%	$11.21	$18.16
		Case 2	Terminal P/E		6.0x - 10.0x	$7.20	$10.99
			Perpetuity growth		0.5% - 2.5%	$7.50	$11.39
C	M&A valuation – Precedent insurance transactions	P/BV		$16.26	0.80x - 1.20x	$13.00	$19.51
		P/TBV		$12.09	0.90x - 1.30x	$10.88	$15.72
		NTM P/E	Research consensus	$1.35	10.0x - 16.0x	$13.50	$21.60
			Case 1	$1.21	10.0x - 16.0x	$12.08	$19.32
			Case 2	$0.87	10.0x - 16.0x	$8.74	$13.98
D	M&A valuation – Precedent minority squeeze-outs	1-day		$10.15	20% - 40%	$12.18	$14.21
		1-month		$10.08	20% - 40%	$12.10	$14.11
		90-day VWAP		$11.03	20% - 40%	$13.23	$15.44
E	Reference metric – Public market performance & research perspectives	3-month trading range				$8.86	$14.07
		Research targets, unaffected				$10.00	$16.00

Legend: Research; Case 1; Case 2; Trading range since announcement ($12.55 - $13.42)

$5.00 | $10.00 | $10.15 Unaffected share price | $12.25 Offer price | $15.00 | $20.00 | $25.00

Note: Market data as of 2/2/2018.
(a) Discount is equal to the 1-yr and 5-yr discount at which Pine trades relative to peers on a P/NTM EPS basis.
Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit, SNL Financial, FactSet, Wall Street research

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5-year stock price performance 1-yr 3-yr 5-yr Pine (51.8%) (50.6%) (16.1%) Pine—unaffected (61.9%) (61.0%) (33.7%) $40.00 Peers 10.4% 58.9% 112.8% S&P 500 21.1% 36.7% 84.7% $35.00 112.8% $30.00 price) 84.7% Pine $25.00 to b ased $20.00 (re p rice $15.00 Stock $12.85 (16.1%) $10.15 $10.00 (33.7%) January 9, 2018: Stone Point Capital and Family Stockholders $5.00 make offer to acquire outstanding shares of common stock for $12.25/share $0.00 2013 2014 2015 2016 2017 2018 Pine Peers S&P 500 Deutsche Bank Note: Market data as of 2/2/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Pine unaffected price taken as of 8 1/9/2018. Corporate & Investment Bank Source: FactSet

Stock price performance since 3 months prior to announcement $16.00 $15.00 8.3% $14.00 1.6% r ice) p ine $13.00 $12.85 P (6.5%) to e d $12.25 a s $12.00 (reb November 6, 2017: November 8, 2017: Pine price Pine announces sale of announces Q3 earnings, Tecmo k $11.00 including adverse $11.03 toc development cover of S $326.9mm Unaffected price $10.00 (26.1%) January 9, 2018: Stone Point Capital and Family Stockholders $9.00 make offer to acquire outstanding shares of common stock for $12.25/share $8.00 Oct-2017 Nov-2017 Dec-2017 Feb-2018 Pine Peers S&P 500 Offer price 3-month VWAP Deutsche Bank Note: Market data as of 2/2/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. 9 Source: FactSet Corporate & Investment Bank

A 5-year history of P/NTM EPS Average Unaffected share Current share price price as of 1/9/18 Current 1 year 5 year ($12.85) ($10.15) Offer price ($12.25) Pine 9.0x 7.3x 9.2x Consensus NTM EPS estimate 9.0x 7.1x 8.5x Peers 15.8x 16.9x 14.3x 2018E EPS—Case 1 10.6x 8.4x 10.1x 20.0x 2018E EPS—Case 2 14.8x 11.7x 14.1x Historical Pine discount (57%) (36%) Implied benchmark relative to 6.8x 10.1x current peer multiple 16.0x 15.8x 5-yr average: 14.3x E PS TM 12.0x N / P 5-yr average: 9.2x 9.0x 8.0x 1-yr average: 7.3x 4.0x 2013 2014 2015 2016 2017 2018 Pine Peers Deutsche Bank Note: Market data as of 2/2/2018. Peers include AFG, AGII, AIZ, AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, THG and WRB. Pine metrics post announcement 10 of Stone Point offer calculated using unaffected stock price as of 1/9/2018. Corporate & Investment Bank Source: FactSet, Pine projections prepared by Pine and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

A 5-year history of P/BVPS and P/TBVPS P/BVPS history P/TBVPS history Average Current Unaffected Average Current Unaffected Current 1-yr 3-yr 5-yr share price share price Offer price Current 1-yr 3-yr 5-yr share price share price Offer price ($12.85) ($10.15) ($12.25) AFSI 1.98x 2.16x 3.03x 3.43x ($12.85) ($10.15) ($12.25) Pine 0.97x 1.07x 1.79x 1.93x 3.20x 9/30 BVPS—9/30 TBVPS—Peers 1.56x 1.58x 1.37x 1.25x 5.20x Peers 1.86x 1.77x 1.52x 1.37x unadj. for 0.97x 0.77x 0.92x unadj. for 1.98x 1.57x 1.89x Tecmo Tecmo 2017E BVPS 2017E 3.20x 0.79x 0.62x 0.75x—Mgmt proj. TBVPS—1.06x 0.84x 1.01x Mgmt proj. 2.50x 3.67x 2.50x P/BV 1.80x / TBV P 1.91x P/BV 1.56x 1.80x 2.13x 1.98x 1.10x 1.86x 0.97x 1.10x 0.79x 1.06x 0.99x 0.61x 0.60x 0.40x 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Case 1: Case 1: Operating 7.3% Operating 10.7% ROE: 21.5% 24.0. 7% 40x 19.9% 13.3% 1.8%(a) 41.6% 51.5% 39.1% 31.8% 2.8%(a) Case 2: ROTE: Case 2: Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 5.4% 7.3% (b) Pine—stated Pine—pro-forma for Tecmo sale (starting 11/6/2017) Peers Deutsche Bank Note: Market data as of 2/2/2018. Peers include AFG, AGII, AIZ (pro-forma for The Warranty Group acquisition), AMSF, CNA, EIG, JRVR, MKL, NAVG, PRA, SIGI, 11 THG and WRB. Pine BVPS and TBVPS prepared by Pine Management projections pro-forma for Tecmo sale of $16.26 and $12.09 for BVPS and TBVPS, Corporate & Investment Bank respectively. (a) Pro-forma for Tecmo sale based on Pine management estimates. (b) Pine projections prepared by Pine Management. Source: SNL Financial, Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

A P/TBV vs. ROTE regression Implied Discount 12/31/2017 Implied 2018E ROTE P/TBV 57% 36% TBVPS price Case 1 9.8% 1.67x 0.72x 1.06x $12.09 $8.68—$12.87 Case 2 7.1% 1.32x 0.57x 0.85x $12.09 $6.90—$10.23 2.50x MKL AMSF y = 12.866x + 0.411 R = 0.795 SIGI 2.00x AFG PRA WRB THG EIG Pine—Case 1, Implied P/TBV 1.50x Pine—Case 2, Implied AGII NAVG CNA 1.06x Pine—Case 1, 36% 1.00x discount Pine—Case 2, Actual 0.85x Pine—Case 2, Pine—Case 1, Actual 36% discount 0.72x Pine—Case 1, 57% discount 0.57x Pine—Case 2, 57% discount 0.50x 5.0% 6.0% 7.0%7.1% 8.0% 9.0% 9.8% 10.0% 11.0% 12.0% 13.0% 14.0% 15.0% 2018E ROTE Deutsche Bank Note: Market data as of 2/2/2018. AIZ, PRA and MKL excluded from regression line. AIZ estimates N/A due to expected impact of The Warranty Group transaction. 12 Source: FactSet, SNL Financial, Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

A P/BV vs. ROE regression Implied Discount 12/31/2017 Implied 2018E ROE P/BV 57% 36% BVPS price 2.50x Case 1 7.3% 1.31x 0.56x 0.84x $16.26 $9.16—$13.58 AMSF Case 2 5.4% 1.03x 0.44x 0.66x $12.09 $5.36—$7.95 y = 14.051x + 0.2759 SIGI R = 0.7718 AFG 1.75x MKL WRB THG PRA JRVR EIG P/BV Pine—Case 1, Implied CNA AIZ Pine—Case 2, Implied NAVG 1.00x AGII Pine—Case 1, 0.84x 36% discount Pine—Case 2, 36% discount 0.66x Pine—Case 2, Actual Pine—Case 1, Actual 0.56x Pine—Case 1, 57% discount Pine—Case 2, 57% 0.44x discount 0.25x 3.0% 5.0% 5.4% 7.0% 7.3% 9.0% 11.0% 13.0% 15.0% 2018E ROE Deutsche Bank Note: Market data as of 2/2/2018. AIZ, PRA and MKL excluded from regression line. 13 Source: FactSet, SNL Financial, Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

B Cost of equity framework

Analysis of peers' betas

Peers	Market value of equity ($bn)[a]	Debt / total cap.	Beta Levered	Beta Unlevered	Estimated COE
Pine	**$2,023**	**53.9%**	**1.08**	**0.57**	**12.1%**
AFG	10,637	10.8%	0.90	0.83	10.1%
AGII	1,896	23.4%	0.79	0.64	10.1%
AIZ	5,092	17.3%	1.00	0.86	10.9%
AMSF	1,180	0.0%	0.91	0.91	11.0%
CNA	14,540	16.4%	0.96	0.83	10.2%
EIG	1,413	1.4%	1.10	1.09	12.3%
JRVR	1,147	14.4%	0.75	0.66	9.9%
MKL	15,596	13.7%	0.82	0.73	9.3%
NAVG	1,502	14.9%	0.87	0.77	10.7%
PRA	2,926	12.0%	0.76	0.69	9.8%
SIGI	3,532	11.1%	1.02	0.93	11.0%
THG	4,995	13.6%	0.85	0.76	9.9%
WRB	9,265	21.2%	0.85	0.70	9.7%
Median	**--**	**13.7%**	**0.87**	**0.77**	**10.1%**
Median of peers' unlevered beta					**0.77**
Pine leverage					**53.9%**
Implied Pine levered beta					**1.48**

Cost of equity calculation

	Pine levered 5-yr beta	Pine levered Peer beta
Risk-free rate (20-yr)	3.0%	3.0%
Unlevered beta	0.57	0.77
Levered beta	**1.08**	**1.48**
Equity risk premium	6.9%	6.9%
Size premium	1.7%	1.7%
Cost of equity	**12.1%**	**14.9%**

Cost of equity sensitivity analysis

Debt / total cap.	Peer unlevered beta 0.60	0.70	0.77	0.80	0.90
45.0%	11.5%	12.6%	13.4%	13.8%	14.9%
50.0%	12.1%	13.3%	14.2%	14.6%	15.8%
53.9%	12.6%	14.0%	14.9%	15.3%	16.7%
55.0%	12.8%	14.2%	15.1%	15.5%	16.9%
60.0%	13.7%	15.2%	16.3%	16.8%	18.3%

Note: Market data as of 2/2/2018. Risk-free rate taken as 20-year US government bond yield as of 2/2/2018. Historical risk premium from Ibbotson. Size premium from Ibbotson. Betas represent 5-year historical adjusted betas from Bloomberg. Pine fully-diluted market value represents unaffected stock price of $10.15.

(a) Fully diluted market value.

Source: Ibbotson 2017 SBBI Yearbook, Bloomberg, SNL Financial

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14

B Dividend discount model Case 1 Assumptions 2018E 2019E 2020E 2021E 2022E All projections provided EPS $1.21 $1.44 $1.71 $1.98 $2.28 by Pine management EPS ex. Tecmo $1.18 $1.40 $1.64 $1.89 $2.17 Valuation as of YE Dividends per share $0.74 $0.77 $0.81 $0.85 2017 Present value Terminal value Uses mid-year @ 1/1/18 @ 12/31/21 discounting A. Cash flows Company keeps capital Present value of dividends (14.0% CoE) $2.45 structure the same B. Terminal value going forward Terminal P/E (@ 8.0x) $10.28 $17.37 Perpetuity growth rate (14.0% CoE, 1.5% growth) $10.28 $17.37 C. Value of Tecmo stake (49%) $1.10(a) Total value (A+B+C) Components of present Terminal P/E $13.84 value Perpetuity growth rate $13.84 $1.10 Sensitivity analyses P/E multiple Perpetuity growth rate $10.28 13.836 6.0x 7.0x 8.0x 9.0x 10.0x 13.836 0.5% 1.0% 1.5% 2.0% 2.5% $13.84 12.0% $11.92 $13.30 $14.68 $16.05 $17.43 12.0% $15.64 $16.18 $16.78 $17.43 $18.16 13.0% 11.58 12.91 14.25 15.58 16.91 13.0% 14.25 14.69 15.17 15.70 16.28 $2.45 equity equity of 14.0% 11.27 12.55 13.84 15.12 16.41of 14.0% 13.07 13.44 13.84 14.26 14.73 Dividends Terminal Tecmo Total value value Cost 15.0% 10.96 12.20 13.44 14.68 15.93 Cost 15.0% 12.07 12.38 12.71 13.06 13.44 16.0% 10.67 11.87 13.07 14.27 15.46 16.0% 11.21 11.47 11.74 12.04 12.36 Implied terminal P/BV 0.68x 0.79x 0.91x 1.02x 1.14x Implied terminal P/TBV 0.83x 0.97x 1.11x 1.25x 1.39x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 15 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

B Dividend discount model Case 2 Assumptions 2018E 2019E 2020E 2021E 2022E All projections provided EPS $0.87 $0.94 $1.05 $1.18 $1.31 by Pine management EPS ex. Tecmo $0.84 $0.89 $0.98 $1.09 $1.20 Valuation as of YE Dividends per share $0.70 $0.70 $0.70 $0.70 2017 Present value Terminal value Uses mid-year @ 1/1/18 @ 12/31/21 discounting A. Cash flows Company keeps capital Present value of dividends (14.0% CoE) $2.19 structure the same B. Terminal value going forward Terminal P/E (@ 8.0x) $5.69 $9.61 Perpetuity growth rate (14.0% CoE, 1.5% growth) $5.69 $9.61 C. Value of Tecmo stake (49%) $1.10(a) Components of present Total value (A+B+C) value Terminal P/E $8.97 Perpetuity growth rate $8.97 Sensitivity analyses $1.10 P/E multiple Perpetuity growth rate $8.97 6.0x 7.0x 8.0x 9.0x 10.0x 8.9741 0.5% 1.0% 1.5% 2.0% 2.5% $5.69 $8.97 12.0% $7.94 $8.70 $9.46 $10.23 $10.99 12.0% $10.00 $10.30 $10.63 $10.99 $11.39 ty ty $2.19 equi 13.0% 7.74 8.48 9.21 9.95 10.69 equi 13.0% 9.21 9.46 9.73 10.02 10.34 of of 14.0% 7.55 8.26 8.97 9.69 10.40 14.0% 8.55 8.76 8.97 9.21 9.47 Dividends Terminal Tecmo Total value ost ost value C C 15.0% 7.37 8.06 8.74 9.43 10.12 15.0% 7.99 8.16 8.34 8.53 8.74 16.0% 7.20 7.86 8.52 9.19 9.85 16.0% 7.50 7.64 7.79 7.95 8.13 Implied terminal P/BV 0.44x 0.51x 0.58x 0.66x 0.73x Implied terminal P/TBV 0.55x 0.64x 0.73x 0.82x 0.91x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 16 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Precedent insurance transactions

Ann. date	Acquiror	Target (% Workers' comp)	Deal size ($mm)	Price multiples: NTM P/E	Price multiples: P/B	Price multiples: P/TBV	Final offer premium to: 1-day	Final offer premium to: 1-week	Final offer premium to: 1-month	Final offer premium to: 90-day VWAP
Workers comp										
30-Dec-14	Fosun International	Meadowbrook (~53%)	433	16.7x	0.95x	1.01x	21.3%	29.1%	42.0%	39.0%
24-Sep-13	ProAssurance Corporation	Eastern Insurance Holdings Inc (100%)	205	14.8x	1.46x	1.63x	15.8%	18.7%	17.1%	19.5%
27-Aug-12	Enstar Group	SeaBright (100%)	252	32.4x	0.71x	0.72x	34.3%	29.8%	29.2%	30.3%
10-Jun-10	Old Republic International Corporation	PMA Capital Corporation (~83%)	228	9.5x	0.55x	0.59x	16.2%	5.2%	0.7%	7.6%
18-Feb-10	Fairfax Financial Holdings Limited	Zenith National Insurance Corp (~100%)	1,321	n/m	1.36x	1.39x	31.4%	37.8%	26.6%	30.1%
		Average:		**18.4x**	**0.92x**	**0.99x**	**21.9%**	**20.7%**	**22.3%**	**24.1%**
		Median:		**15.8x**	**0.83x**	**0.86x**	**18.8%**	**23.9%**	**23.1%**	**24.9%**
P&C stressed situations										
5-Dec-16	Liberty Mutual	Ironshore	3,000	n/a	1.41x	1.45x	n/a	n/a	n/a	n/a
27-Jul-15	White Mountains	Sirius	2,235	n/a	1.11x	1.28x	n/a	n/a	n/a	n/a
3-May-15	Fosun International Limited	Ironshore	1,975	n/a	1.34x	1.40x	n/a	n/a	n/a	n/a
14-Apr-15	Exor	PartnerRe	6,095	14.8x	0.95x	1.04x	17.9%	22.6%	24.2%	22.0%
31-Mar-15	Endurance	Montpelier Re	1,831	13.2x	1.21x	1.21x	19.4%	16.0%	22.9%	23.8%
24-Nov-14	RenaissanceRe	Platinum Underwriters	1,925	17.0x	1.13x	1.13x	24.0%	24.2%	24.2%	23.2%
3-Jun-13	Fairfax	American Safety	316	18.5x	0.97x	1.04x	26.3%	26.6%	29.4%	24.5%
19-Dec-12	Markel	Alterra	3,130	13.9x	1.07x	1.09x	33.8%	33.2%	40.1%	31.3%
30-Aug-12	Validus	Flagstone	623	15.5x	0.73x	0.73x	19.4%	20.6%	23.1%	13.7%
21-Nov-11	Alleghany	Transatlantic	3,431	19.3x	0.86x	0.86x	35.9%	32.3%	23.3%	25.6%
28-Oct-10	Fairfax	First Mercury	294	10.3x	0.97x	1.22x	45.2%	51.7%	67.3%	64.8%
15-Jul-10	ProSight Specialty Insurance	NYMAGIC	230	12.6x	1.00x	1.00x	23.5%	24.1%	26.0%	23.8%
9-Jul-09	Validus	IPC Holdings	1,670	7.1x	0.90x	0.90x	24.9%	18.3%	24.9%	19.7%
16-Apr-09	Farmers Exchanges	AIG US Personal Lines business	1,900	n/a	0.85x	1.00x	n/a	n/a	n/a	n/a
5-Aug-08	Tower Group	CastlePoint Holdings	490	7.3x	1.16x	1.16x	42.8%	37.5%	31.1%	29.0%
		Average:		**15.0x**	**1.06x**	**1.12x**	**27.3%**	**27.9%**	**31.2%**	**28.1%**
		Median:		**14.8x**	**1.03x**	**1.11x**	**24.0%**	**24.2%**	**24.2%**	**23.8%**

Note: Transactions within the $200mm to $5bn range have been considered. Workers' comp focused companies have 50% or more GPW or NPW from workers' comp LoB.
Source: Company filings, Thomson Reuters, Factset, SNL Financial

Deutsche Bank
Corporate & Investment Bank
17

D

Precedent squeeze-outs

Insurance companies

Ann. date	Acquiror	Target	Stake acquired	Deal size ($mm)	Final offer premium to 1-day	Final offer premium to 1-week	Final offer premium to 1-month	Final offer premium to 90-day VWAP
Squeeze-outs								
7-Mar-16	American Financial Group	National Interstate	49%	318	43.7%	45.0%	39.5%	29.8%
1-Nov-10	CNA Financial	CNA Surety	38%	454	37.9%	38.7%	48.2%	51.0%
26-Aug-10	Berkshire Hathaway	Wesco Financial	20%	548	18.6%	15.4%	14.2%	14.5%
4-Sep-09	Fairfax Financial	Odyssey Re Holdings	27%	1,041	29.8%	29.7%	40.5%	47.2%
29-Jun-09	First American	First Advantage	26%	308	48.0%	67.8%	39.9%	41.3%
1-Dec-08	Fairfax Financial	Northbridge	37%	553	21.0%	27.6%	38.1%	34.9%
5-Mar-08	Nationwide Mutual Insurance	Nationwide Financial Services	33%	805	28.3%	17.9%	18.9%	21.5%
17-Jul-07	Alfa Mutual Group	Alfa Corporation	46%	819	44.7%	40.6%	29.8%	30.8%
22-Feb-07	American Financial Group	Great American Financial Resources	19%	225	13.0%	15.0%	12.5%	9.3%
25-Jan-07	AIG	21st Century Insurance	39%	811	32.6%	31.2%	24.9%	30.3%
30-Aug-00	AXA Group	AXA Financial	40%	10,238	13.0%	18.1%	54.2%	41.8%
27-Mar-00	The Hartford Financial Services Group	Hartford Life	19%	1,309	9.0%	24.5%	46.6%	n/a
		Average:			**28.3%**	**31.0%**	**33.9%**	**32.0%**
		Median:			**29.1%**	**28.7%**	**38.8%**	**30.8%**

Note: Includes domestic insurance transactions since 2000 over $200mm in deal value.
Source: Company filings, Thomson Reuters, Factset, SNL Financial, press articles

Deutsche Bank
Corporate & Investment Bank

18

E Research analyst price targets (unaffected and current) $18.00 $16.00 $16.00 $15.00 $15.00 Current research median: $15.00 $13.50 Unaffected research median: $13.50 $12.00 $12.00 $10.00 N/A N/A N/A SunTrust Compass Point FBR KBW William Blair JMP Unaffected Current Deutsche Bank Note: Represents unaffected share price targets of research analysts prior to announcement of offer to buy out the minority shareholders of Pine. Current price targets 19 Corporate & Investment Bank as of 30th Jan, 3018 Source: Thomson Eikon, Wall Street research, Research summary provided by Pine Management

Deutsche Bank Corporate & Investment Bank Section 4 Discussion of alternatives

Strategic alternatives overview Scenario Description Potential benefits Considerations Risks to executing Management plan Continue to execute on the current business Advantages of being public including access to plan equity capital markets and public currency Continued pressure from rating agencies, Status Quo regulators and clients Minority stake continues to be owned by public Benefit from remedial actions that are already shareholders underway Impact of continued distraction from public markets Explore 100% sale of Pine to a third party Family stockholders have stated their intent not strategic or financial buyer Could facilitate price discovery to vote their shares in favor of an alternative Since announcement of offer on January 9, Strategic buyers may identify potential transaction Sale to Third Party 2018 no strategic or financial buyers have synergies through consolidation of Pines Further management distraction and required contacted the Company, the SC or their platform extensive due diligence for a broad sale respective financial advisors process Company has limited / no incremental leverage Buybacks would be accretive to book value per capacity or excess capital Recapitalization / Lever up balance sheet and / or return excess share, earnings per share and ROE given capital to shareholders Companys current trading levels Any additional leverage or reduction in capital share buybacks would likely put further pressure on Pines A. Attractive financing environment M. Best rating (already on negative watch) Complicated and time-intensive to negotiate Recapture all / part of premium ceded to Increase earnings and profitability of the and execute Reinsurance enhance earnings Company Unclear ability to capture better economics given likely tradeoffs on terms and conditions Company has communicated to regulators and rating agencies that it has no near-term plans for M&A Undertake strategic M&A to enhance M&A Supplement organic growth via accretive M&A Resumption of M&A activity would likely put positioning of company pressure on ratings Would distract from ongoing initiatives to right-size the business and restore profitability Deutsche Bank 20 Corporate & Investment Bank

Deutsche Bank Corporate & Investment Bank Appendix I Supporting materials

Analysis at various prices (1/2) Current offer price $12.25 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Premium Metric Undisturbed price $10.15 20.7% 28.1% 37.9% 47.8% 57.6% 67.5% 77.3% 87.2% 97.0% Offer price $12.25 0.0% 6.1% 14.3% 22.4% 30.6% 38.8% 46.9% 55.1% 63.3% Current price $13.14 (6.8%) (1.1%) 6.5% 14.2% 21.8% 29.4% 37.0% 44.6% 52.2% Median unaffected research price target $13.50 (9.3%) (3.7%) 3.7% 11.1% 18.5% 25.9% 33.3% 40.7% 48.1% 52-week low $8.86 38.3% 46.7% 58.0% 69.3% 80.6% 91.9% 103.2% 114.4% 125.7% 52-week high $27.88 (56.1%) (53.4%) (49.8%) (46.2%) (42.6%) (39.0%) (35.4%) (31.9%) (28.3%) Multiple 2018 P/E Median research estimate $1.35 9.1x 9.6x 10.4x 11.1x 11.9x 12.6x 13.3x 14.1x 14.8x Case 1 $1.21 10.1x 10.7x 11.6x 12.4x 13.2x 14.0x 14.9x 15.7x 16.5x Case 2 $0.87 14.1x 14.9x 16.1x 17.2x 18.4x 19.5x 20.7x 21.8x 23.0x 2019 P/E Median research estimate $1.85 6.6x 7.0x 7.6x 8.1x 8.6x 9.2x 9.7x 10.3x 10.8x Case 1 $1.44 8.5x 9.0x 9.7x 10.4x 11.1x 11.8x 12.5x 13.2x 13.9x Case 2 $0.94 13.1x 13.9x 15.0x 16.0x 17.1x 18.2x 19.2x 20.3x 21.4x P/BV (12/31/2017 PF) $16.26 0.75x 0.80x 0.86x 0.92x 0.98x 1.05x 1.11x 1.17x 1.23x P/TBV (12/31/2017 PF) $12.09 1.01x 1.08x 1.16x 1.24x 1.32x 1.41x 1.49x 1.57x 1.65x Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 21 Corporate & Investment Bank

Analysis at various prices (2/2) Current offer price $12.25 $13.00 $14.00 $15.00 $16.00 $17.00 $18.00 $19.00 $20.00 Selected other metrics Metric Premium to DDM value midpoint Case 1 Terminal P/E scenario $13.18 (7.1%) (1.4%) 6.2% 13.8% 21.4% 29.0% 36.6% 44.2% 51.7% Perpetual growth scenario $13.67 (10.4%) (4.9%) 2.4% 9.7% 17.0% 24.4% 31.7% 39.0% 46.3% Case 2 Terminal P/E scenario $8.33 47.1% 56.1% 68.1% 80.1% 92.1% 104.1% 116.1% 128.1% 140.1% Perpetual growth scenario $8.61 42.2% 51.0% 62.6% 74.2% 85.8% 97.4% 109.0% 120.6% 132.2% Price / BV Adjusted for Reserve Development $250mm favorable development $17.15 0.71x 0.76x 0.82x 0.87x 0.93x 0.99x 1.05x 1.11x 1.17x $250mm unfavorable development $15.36 0.80x 0.85x 0.91x 0.98x 1.04x 1.11x 1.17x 1.24x 1.30x $500mm unfavorable development $14.47 0.85x 0.90x 0.97x 1.04x 1.11x 1.17x 1.24x 1.31x 1.38x Price / TBV Adjusted for Reserve Development $250mm favorable development $12.98 0.94x 1.00x 1.08x 1.16x 1.23x 1.31x 1.39x 1.46x 1.54x $250mm unfavorable development $11.20 1.09x 1.16x 1.25x 1.34x 1.43x 1.52x 1.61x 1.70x 1.79x $500mm unfavorable development $10.31 1.19x 1.26x 1.36x 1.45x 1.55x 1.65x 1.75x 1.84x 1.94x Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 22 Corporate & Investment Bank

Estimated impact of changes in reserves Illustrative impact to book value of a change in reserves ($ in mm) Net reserve redundancy / After-tax NOI impact per (deficiency) % of existing net reserves After-tax NOI impact share PF 2017YE BVPS PF 2017YE TBVPS $250 4.0% $180 $0.89 $17.15 $12.98 $0 0% $0 $0.00 $16.26 $12.09 ($250) (4.0%) ($180) ($0.89) $15.36 $11.20 ($500) (8.0%) ($360) ($1.78) $14.47 $10.31 Deutsche Bank 1) Assumes tax rate of 28% as assumed by Pine Management in their financial projections for 2017. 23 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Current Pine ownership

Current shareholder breakdown


Public float 44%
Family ownership 55%
Other insiders and employees 1%

Non-voting shares until after the 2018 annual shareholders meeting

Family ownership summary

Name	Position ('000)	% ownership
Barry Zyskind (CEO)	17,252	8.8%
George Karfunkel (Director)	32,438	16.5%
Leah Karfunkel (Director)	6,596	3.4%
MK Family Trust	15,505	7.9%
Gevurah	12,020	6.1%
Total as defined in 13-D filings	**83,811**	**42.7%**
George & Leah Karfunkel and Barry Zyskind through private placement[a]	24,096	12.3%
Total Karfunkel & Zyskind common shares	**107,907**	**55.0%**
Other insiders	2,713	1.4%
Other common shares	85,433	43.6%
Total common shares	**196,053**	**100.0%**
RSUs and PSUs	4,917	
Stock Options	1,424	
Total diluted common shares (fully converted)	**202,394**	

Public ownership summary

Name	Position ('000)	% ownership
The Vanguard Group	9,726	5.0%
Invesco Advisers	7,620	3.9%
BlackRock Fund Advisors	5,221	2.7%
Goldman Sachs & Co.	5,146	2.6%
Principal Global Investors	3,702	1.9%
SSgA Fund Management	3,254	1.7%
RBC Global Asset Management	2,871	1.5%
Dimensional Fund Advisors	2,699	1.4%
Invesco PowerShares Capital Management	2,301	1.2%
JPMorgan Securities	2,145	1.1%
Other	40,748	20.8%
Total public	**85,433**	**43.6%**

(a) Shares issued on 5/25/2017.
Source: Pine capitalization table provided by Pine Management. Data as of 22nd Dec, 2017, Public filings

Deutsche Bank
Corporate & Investment Bank

24

Deutsche Bank Corporate & Investment Bank Appendix II Detail of preliminary management projections

Underwriting comparison Gross written premiums ($bn) Net earned premiums ($bn)(a) Annual 5.7% 6.0% 4.5% 4.8% 5.0% 5.0% CAGR (17 22): 4.9% growth: CAGR (17 22): 3.1% 5.7% 2.5% 3.2% 3.4% 3.5% 3.5% CAGR (17 22): 5.1% CAGR (17 22): 3.2% $6.2 $6.5 $10.8 $5.9 $6.0 $10.2 $9.8 $5.6 $5.8 $9.8 $9.5 $5.5 $5.4 $5.6 $9.3 $9.2 $5.4 $8.9 $8.9 $5.1 $5.1 $8.4 $8.4 $8.6 $7.9 $7.9 $4.7 $4.7 $6.8 $6.8 $4.0 $4.0 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Loss and LAE ratio (ex. PYD) Expense ratio 70.9% 70.9% 68.5% 68.5% 68.5% 68.5% 68.5% 67.2% $10.8 66.8% 66.6% 66.6% 66.6% $10.2 27.8% 27.8% 66.0% 66.0% $9.8 27.2% 27.0% 27.1% 27.1% 27.1% 27.1% $9.3 26.9% 26.8% $8.9 26.7% 26.6% $7.9 $8.4 26.4% 26.4% 61.8% 61.8% 24.8% 24.8% 2015A 2016A 2017E 2016A 2018E 2017E 2019E 2020E 2018E 2021E 2019E 2022E 2020E 2015A 2016A 2021E 2017E 2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank (a) Retention ratio and NWP to NEP largely unchanged between Dec 2017 and Jan 2018. 25 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Profitability analysis Underwriting profit ($mm) Net investment income ($mm) CAGR (18 22): 9.0% Case 1 2.48% 2.58% 2.47% 2.60% 2.70% 2.80% 2.90% 3.00% CAGR (18 22): 2.9% yield: Case 2 $445 2.48% 2.58% 2.47% 2.60% 2.65% 2.70% 2.75% 2.80% $416 yield: $354 $389 $340 $340 $316 $296 $296 $258 $397 $235 $241 $250 $231 $364 $362 $333 $317 $339 $305 $297 $281 $280 $250 $250 $208 $208 $156 $156 ($351) ($351) 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Service and fee income ($mm) Corporate and other revenue ($mm) CAGR (17 22): 6.1% $108 $108 $98 $98 $105 $105 $102 $102 CAGR (17 22): 4.0% $99 $99 $93 $93 $97 $97 $90 $90 $83 $83 $77 $77 $10.8 2015A $10. 2016A 2 2017E 2018E 2019E 2020E 2021E 2022E $9.8 $9.3 $51 $8.9 $48 $8.4 $45 $46 $7.9 $43 $43 $44 $41 $41 $42 Other expenses ($mm) $38 $38 $202 $202 $192 $192 $198 $198 $190 $190 $182 $182 $187 $187 $150 $150 $143 $143 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E2015A 2021E 2016A 2017E2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 26 Corporate & Investment Bank

Operating income and net income comparison Pre-tax income ($mm) After-tax net income ($mm) CAGR (18 22): 15.2% CAGR (18 22): 19.4% CAGR (18 22): 10.2% CAGR (18 22): 15.2% $620 $563 $563 $551 $499 $499 $471 $471 $500 $500 $489 $446 $419 $419 $388 $415 $363 $363 $394 $335 $353 $356 $323 $270 $267 $287 $234 $268 $219 $204 $169 $152 (a) 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Operating income adjustments After-tax operating income ($mm) CAGR (18 22): 16.0% $50 $50 CAGR (18 22): 10.5% $46 $46 $25 $25 $20 $20 $9 $9 $3 $3 $470 $470 $441 ($4) ($4) $10.8 $409 $409 $10.2 $391 $9.8 $9.3 $343 $8.9 $8.4 $7.9 $290 Removes gain on sale of $263 Tecmo, deferred gain on ADC $244 $237 $212 and other adjustments $189 $176 ($447) ($447) $52 $52 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E 2015A 2016A 2021E 2017E 2022E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank (a) Includes $820mm gain on Tecmo sale. 27 Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Capital management Operating EPS Dividends per share CAGR (18 22): 17.2% CAGR (18 22): 10.6% $0.90 $2.79$2.79 $0.81 $0.85 $2.34$2.34 $0.74 $0.77 $2.28 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.70 $0.64$0.64 $1.98 $1.71 $0.55$0.55 $1.44 $1.31 $1.21 $1.18 $0.94 $1.05 $0.87 $0.27$0.27 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Capital management (dividends & share repurchases) Shares outstanding $0.90 $0.85 $0.81 201.7 201.7 201.7 201.7 201.7 201.7 201.6 201.5 200.2 199.4 $0.77 195.8 191.0 $0.70 $0.70 $0.74 $0.70 $0.70 $0.70 $0.70 $0.70 $0.64$0.64 179.7179.7 174.7174.7 0.8 $101 $10.2 $0.55$0.55 $9.8 $70 $9. .9 $8.4 $43 $7.9 $23 $3 $158 $162 $166 $145 $152 $129 $129 $138 $138 $138 $138 $137 $108$108 $86 $86 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Dividends 2016A 2017E Share repurchases 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 28 Corporate & Investment Bank

BVPS and ROE Shareholders equity ($bn) Tangible shareholders equity ($bn) $3.9 $3.8 $3.3 $3.1 $2.9 $3.6 $3.6 $2.9 $2.7 $2.8 $3.5 $3.5 $2.7 $2.6 $2.6 $3.4 $2.4 $2.4 $2.5 $3.4 $3.3 $3.3 $3.3 $3.3 $1.4 $1.4 $1.1 $1.1 $2.4 $2.4 $2.2 $2.2 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E BVPS TBVPS Case 1 Case 1 24.4% 17.8% 1.8% 7.3% 8.5% 9.7% 10.6% 11.5% 32.6% 32.0% 2.9% 9.7% 11.0% 12.2% 13.1% 13.9% ROE: Case ROTE: 2 Case 2 32.6% 32.0% 2.9% 4.7% 5.1% 6.0% 6.8% 7.6% 24.4% 17.8% 1.8% 3.5% 3.9% 4.6% 5.3% 6.0% ROTE: ROE: $21.24 $17.62 $19.77 $16.15 $18.61 $10.8 $14.92 $15.00 $18.45 $13.90 $14.27 $17.71 $17.78 $10.2 $13.65 $17.11 $17.29 $9.8 $13.07 $13.15 $16.73 $16.73 $16.80 $16.96 $9.3 $12.44 $12.44 $12.77 $8.9 $8.4 $7.9 $13.81 $13.81 $12.74 $12.74 $8.20 $8.20 $6.50$6.50 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2016A 2017E 2018E 2019E 2020E 2021E 2022E Case 1 Case 2 Deutsche Bank Source: Pine projections prepared by Pine Management and are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit 29 Corporate & Investment Bank

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